Exhibit 23(c)



                        Consent of Independent Auditors



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-74701) pertaining to FDX Corporation of our report dated January 23, 1997 (except for Note K as to which the date is March 27, 1997) with respect to the consolidated financial statements of Caliber System, Inc. as of December 31, 1996 and for the two years in the period then ended included in FDX Corporation's Annual Report (Form 10-K) for the year ended May 31, 1998.



                                                     /s/ Ernst & Young LLP
                                                     Ernst & Young LLP

Akron, Ohio
April 29, 1999